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                          MEDICHEM LIFE SCIENCES, INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS
                         SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 14, 2002


The undersigned stockholder hereby appoints Michael T. Flavin and John L. Flavin, and each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned stockholder to vote at the special meeting of stockholders of MediChem Life Sciences, Inc., to be held at its headquarters at 2501 Davey Road, Woodridge, Illinois, on March 14, 2002 at 9:00 a.m., Central Time and at any and all adjournments thereof, all of the shares of common stock of MediChem Life Sciences, Inc. which the undersigned stockholder would be entitled to vote, if personally present, for the purposes of considering and taking action upon the following:

              (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

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      PLEASE MARK YOUR
/X/   VOTES AS IN THIS
      EXAMPLE

                                                                                           FOR          AGAINST        ABSTAIN
1.  To adopt the proposal, as more fully described in the proxy
    statement/prospectus of deCODE genetics, Inc. dated February 12, 2002,                 / /            / /            / /
    approving and adopting the Agreement and Plan of Merger dated as of January
    7, 2002 by and among deCODE genetics, Inc., Saga Acquisition Corp., a wholly-owned subsidiary of deCODE genetics, Inc., and Medichem Life
    Sciences, Inc., pursuant to which, among other things, Saga Acquisition
    Corp. will merge with and into Medichem Life Sciences, Inc.

2. To transact such other business as may properly come before the special meeting or any adjournment(s) or postponement(s) thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER LISTED ABOVE.


PLEASE RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

SIGNATURE(S)__________________________  Number of shares of common stock held of record as of February 11, 2002: _____________  DATE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.